All information in this Term Sheet, whether regarding assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus.

June 12, 2002

Preliminary Structural and Collateral Term Sheet

$512,160,000 (approximate) of Senior Certificates

GSR Mortgage Loan Trust 2002-6F

GS Mortgage Securities Corp., Depositor

Mortgage Pass-Through Certificates, Series 2002-6F

Features of the Transaction	Key Terms

•

Offering consists of 2 tracks of senior securities totaling $512,160,000 expected to be rated triple-A by two of the three of: S&P, Fitch or Moody's. The 2 tracks of seniors are expected to be approximately:
$272,160,000 of 6.5%coupons
$240,000,000 of 7.5% coupons

Issuer: GSR Mortgage Loan Trust 2002-6F
Underwriter: Goldman, Sachs & Co
Originator: Bank of America, NA
Servicer: Bank of America, NA
Trustee: JPMorgan Chase Bank
Type of Issuance: Public Servicer Advancing: Yes, subject to recoverability
Compensating Interest: Yes, to the extent of the servicing fee for such Distribution Date.

•

The overall expected amount of credit support for the senior certificates is 3.0% +/- 0.50% on the securities in the form of subordination with a shifting interest structure and a five year prepayment lockout.

•

Collateral consists primarily of conventional fixed rate 30 year mortgage loans secured by first liens on one to four family residential properties, serviced by Bank of America, NA.

•

The amount of senior certificates is approximate and may vary by up to 5%.

Legal Investment: The senior certificates are SMMEA eligible at settlement

Interest Accrual: Prior calendar month

Clean Up Call: 10% of the Cut-off Date principal balance of the Loans

ERISA Eligible: Underwriter’s exemption may apply to senior certificates, however prospective purchasers should consult their own counsel

Tax Treatment: REMIC; senior certificates are regular interests

Structure: Senior/Subordinate; shifting interest structure with a five-year prepayment lockout to junior certificates.  All securities will be subordinated off of  the 6.5% track.

Time Table	Expected Subordination: 3.0+/- 0.50%. Expected Rating Agencies: 2 of the 3 of: S&P, Fitch or Moody’s
Expected Settlement: June 28, 2002 Cut-off Date: June 1, 2002 First Distribution Date: July 25, 2002 Distribution Date: 25th of each month	Minimum Denomination: Senior certificates - $25,000 Delivery: Senior certificates – DTC

6.5% track	7.5% track

Total Outstanding Principal Balance:	$288,000,000	240,000,000
[1] Number of Mortgage Loans:	995	1004
Average Original Principal Balance of the Mortgage Loans (000's):	$497	$497
Weighted Average Annual Mortgage Interest Rate:	7.05%	7.45%
Expected Administrative Fees (Including Servicing and Trustee Fees):	0.26%	0.26%
Weighted Average Maturity:	340	344
Weighted Average Seasoning:	16	13
Weighted Average Original Loan-To-Value Ratio:	67%	69%
Owner Occupied:	94%	90%
Single Family /Detached PUD's:	91%	93%
FICO:	733	726
State Concentration > 10%:	CA 50%	CA 49%
	FL 10%	FL 16%

1  This number represents the number of 30 year mortgage loans contributing cash flows to the respective track.  The total number of mortgage loans is 1,067

This material is for your private information and we are not soliciting any action based upon it.  This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such  an offer or solicitation would be illegal.  Neither the issuer of the certificates nor Goldman, Sachs & Co., nor any of their affiliates makes any representation as to the accuracy or completeness of the information herein.  By accepting  this material the recipient agrees that it will not distribute or provide the material to any other person.  The information contained in this material may not pertain to any securities that will actually be sold.  The information contained  in this material may be based on assumptions regarding market conditions and other matters as reflected therein.  We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions  will coincide with actual market conditions or events, and this material should not be relied upon for such purposes.  We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options).  This material may be filed with the Securities and Exchange Commission  (the “SEC”) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.  Information contained in this material is current as of the date appearing on this material only.  Information in this material regarding the securities and the assets backing any securities  discussed herein supersedes all prior information regarding such securities and assets.  Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, is preliminary and will be superseded by the applicable prospectus supplement and any other information subsequently filed with the SEC.  The information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating  to the certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by Goldman, Sachs & Co. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any limitation of any kind. Further information regarding this  material may be obtained upon request.

This material is furnished to you solely by Goldman, Sachs & Co., acting as underwriter and not as agent of the issuer.